[SUTHERLAND ASBILL & BRENNAN LLP]


                                                   April 23, 2002


Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

         Re:      Farm Bureau Life Variable Account
                  (File No. 333-31444)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 5 to the registration statement on Form S-6 for Farm Bureau Life Variable Account (File No. 333-31444). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By:   /s/ STEPHEN E. ROTH
                                                -------------------------------
                                                  Stephen E. Roth, Esq.